UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2025

NAVAN, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42922	47-3424780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3045 Park Boulevard Palo Alto, California		94306
(Address of Principal Executive Offices)		(Zip Code)
(888) 505-8747
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00000625 par value	NAVN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition
On December 15, 2025, Navan, Inc. (the “Company”) issued a press release announcing financial results for the fiscal quarter ended October 31, 2025 and other business highlights. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly incorporated by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 9, 2026, Amy Butte will depart as Chief Financial Officer of the Company, and Anne Giviskos, the Company’s Senior Vice President, Strategic Finance and Chief Accounting Officer, will serve as the Company’s Interim Chief Financial Officer while the Company conducts its search for a full-time Chief Financial Officer. Ms. Butte’s departure was not the result of any disagreement with the Company.

Chief Financial Officer Departure

In connection with Ms. Butte’s departure, the Company and Ms. Butte entered into a transition agreement (the “Butte Agreement”) pursuant to which Ms. Butte will step down as Chief Financial Officer on January 9, 2026 (the “Transition Date”) and remain at the Company as an advisor through the earlier of the appointment of a full-time Chief Financial Officer and May 1, 2026 (such earlier date, the “Separation Date”). In exchange, the Company will provide certain benefits to Ms. Butte, including: (i) accelerated vesting of 100% of the unvested portion of outstanding restricted stock units and stock options held by Ms. Butte on the Separation Date, six months’ base salary, continued benefits for six months, the prorated portion of Ms. Butte’s target annual bonus amount for the fiscal year ended January 31, 2027, and an extension of the post-termination exercise period for Ms. Butte’s outstanding stock option through such stock option’s expiration date, in each case so long as Ms. Butte has not been terminated for cause or resigned without good reason prior to the Separation Date, (ii) eligibility to receive a new stock option grant to be made in the first quarter of fiscal 2027, subject to Ms. Butte’s continued service through such date and certain other conditions, in an amount to be determined by the Company’s board of directors, and (iii) a one-time cash payment of $3,700,000, less applicable tax deductions and withholding, plus a tax gross-up for a portion of such payment. The foregoing description of the Butte Agreement is qualified in its entirety by reference to the Butte Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending January 31, 2026.

Interim Chief Financial Officer Appointment

Prior to her appointment as Interim Chief Financial Officer, Ms. Giviskos, age 53, served as the Company’s Senior Vice President, Strategic Finance and Chief Accounting Officer since June 2024. Ms. Giviskos previously served in multiple senior roles at Euronext, including as Chief Risk and Compliance Officer from May 2014 to September 2023. Ms. Giviskos served in multiple senior finance roles at New York Stock Exchange from September 2004 to April 2014. Ms. Giviskos also served as a member of the board of directors of Borsa Italiana from May 2021 to September 2023 and Nord Pool AS from May 2022 to September 2023. Ms. Giviskos holds a B.A. from the University of Michigan.

The Company entered into a new confirmatory offer letter (the “Giviskos Offer Letter”), change in control and severance agreement, and retention agreement (the “Giviskos Retention Agreement”) with Ms. Giviskos in connection with her appointment as Interim Chief Financial Officer. Such agreements are collectively referred to in this report as the Giviskos Agreements.

Under the Giviskos Offer Letter, commencing on the Transition Date, Ms. Giviskos will receive, among other things: (i) an annual base salary of $500,000, and (ii) an annual incentive bonus under the Company’s Cash Incentive Bonus Plan, subject to the achievement of performance goals as determined from time to time by the compensation committee of the Company’s board of directors, which bonus opportunity will be for up to $250,000 for the fiscal year ending January 31, 2027 (the “Target Bonus Amount”).

Under the Giviskos Retention Agreement, Ms. Giviskos has agreed to serve as the Company’s Interim Chief Financial Officer commencing on the Transition Date and ending upon the earlier of the appointment of a full-time Chief Financial Officer and June 30, 2026 (such earlier date, the “Retention Date”). The Giviskos Retention Agreement also provides for, among other things: (i) a one-time cash payment to Ms. Giviskos of $1,500,000 on the Retention Date, less applicable tax deductions and withholding (the “Retention Bonus”), (ii) an annual bonus with a target amount of no less than the Target Bonus Amount for the fiscal year ending January 31, 2027, prorated for any partial service during such fiscal year, (iv) eligibility to receive a new equity award to be made in the first quarter of fiscal 2027, subject to Ms. Giviskos’ continued service through such date and certain other conditions, in an amount to be determined by the Company’s board of directors, and (v) accelerated vesting of 100% of the unvested portion of the equity awards held by Ms. Giviskos as of the Retention Date, subject to her continued employment at such time. Under the Retention Agreement, if Ms. Giviskos is terminated without cause or resigns for good reason prior to the Retention Date, she is entitled to receive the Retention Bonus, the prorated portion of her annual base salary, and accelerated vesting of 100% of the unvested portion of her outstanding equity awards.

Ms. Giviskos has also entered into a change in control and severance agreement in the form attached as Exhibit 10.8 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 10, 2025 (File No. 333-290396).

The foregoing description of the Giviskos Agreements is qualified in its entirety by reference to each Giviskos Agreement. Copies of the Giviskos Offer Letter and Giviskos Retention Agreement will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending January 31, 2026.

Other than the Giviskos Agreements, there is no arrangement or understanding with any person pursuant to which Ms. Giviskos was appointed as the Company’s interim Chief Financial Officer, and there are no family relationships between Ms. Giviskos and any director or executive officer of the Company. Additionally, there are no transactions between Ms. Giviskos and the Company that would be required to be reported under Item 404 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated December 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navan, Inc.
Dated: December 15, 2025
	By:	/s/ Ariel Cohen
Ariel Cohen
Chief Executive Officer